Exhibit 99.1
For immediate release
May 6, 2026

AtriCure Reports First Quarter 2026 Financial Results
•First Quarter 2026 worldwide revenue of $141.2 million, an increase of 14.3% year over year
•First Quarter 2026 profitability improved, with net income of $0.1 million and adjusted EBITDA of $17.1 million
•U.S. revenue growth accelerated to 14.9%, driven by AtriClip FLEX-Mini®, cryoSPHERE® MAX™, EnCompass® clamp, and AtriClip PRO-Mini®
MASON, Ohio, May 6, 2026 – AtriCure, Inc. (Nasdaq: ATRC), a leading innovator in surgical treatments and therapies for atrial fibrillation (Afib), left atrial appendage (LAA) management and post-operative pain management, today announced first quarter 2026 financial results.

“Our first quarter results reflect the durability of AtriCure’s growth model, fueled by disciplined execution and increased adoption of our innovative products,” said Michael Carrel, President and Chief Executive Officer at AtriCure. “Strong revenue growth, combined with improving profitability and meaningful advancement across our clinical initiatives, gives us confidence that we are building a foundation to drive the next era of growth and value creation for AtriCure and our shareholders.”
First Quarter 2026 Financial Results
Worldwide revenue for the first quarter 2026 was $141.2 million, an increase of 14.3% over first quarter 2025 revenue (12.8% on a constant currency basis). U.S. revenue was $116.2 million, an increase of $15.1 million or 14.9%, compared to the first quarter 2025. U.S. revenue growth was driven by sales of our cryoSPHERE® MAX™ probe for post-operative pain management, AtriClip FLEX-Mini® and AtriClip PRO-Mini® devices for appendage management, and the EnCompass® clamp in open ablation. International revenue increased $2.6 million or 11.5% (3.3% on a constant currency basis) to $25.0 million, with growth across most of our direct markets in appendage management, open ablation, and pain management.
Gross profit for the first quarter 2026 was $109.3 million compared to $92.6 million for the first quarter 2025. Gross margin was 77.4% for the first quarter 2026, an increase of 246 basis points from the first quarter 2025, driven primarily by favorable product and geographic mix. Income from operations for the first quarter 2026 was $0.5 million, compared to a loss from operations of $6.0 million for the first quarter 2025. Basic and diluted net income per share was breakeven at $0.00 for the first quarter 2026, compared to net loss per share of $0.14 for the first quarter 2025.
Adjusted EBITDA for the first quarter 2026 was $17.1 million, an increase of $8.3 million or 95% from the first quarter 2025. For the first quarter 2026, net income per share and adjusted income per share were breakeven at $0.00, compared to $0.14 net loss per share and adjusted loss per share for the first quarter 2025. For both 2026 and 2025, the per share amounts are equivalent because there were no reconciling items between the GAAP and non-GAAP results for the periods.
Constant currency revenue, adjusted EBITDA and adjusted income (loss) per share are non-GAAP financial measures. We discuss these non-GAAP financial measures and provide reconciliations to GAAP measures later in this release.
2026 Financial Guidance
Full year 2026 revenue is projected to be approximately $600 million to $610 million, and management also projects full year 2026 Adjusted EBITDA of approximately $80 million to $82 million. Full year 2026 adjusted earnings per share is expected to be in the range of $0.09 to $0.15, and net earnings per share is expected to be in the range of $0.00 to $0.04. Additionally, management expects continued positive cash flow generation for 2026.
Conference Call
AtriCure hosted a conference call at 4:30 p.m. Eastern Time on Tuesday, May 5, 2026, to discuss first quarter 2026 financial results. To access the webcast, please visit the Investors page of AtriCure’s corporate website at https://ir.atricure.com/events-and-presentations/events. Participants are encouraged to register more than 15 minutes before the webcast start time. A replay of the presentation will be available for 90 days following the presentation.

About AtriCure
AtriCure, Inc. provides innovative technologies for the treatment of Afib and related conditions. Afib affects more than 59 million people worldwide. Surgeons around the globe use AtriCure technologies for the treatment of Afib, reduction of Afib related complications, and post-operative pain management. AtriCure’s Isolator® Synergy™ Ablation System is the first medical device to receive FDA approval for the treatment of persistent Afib. AtriCure’s AtriClip® Left Atrial Appendage Exclusion System products are the most widely sold LAA management devices worldwide. AtriCure’s Hybrid AF™ Therapy is a minimally invasive procedure that provides a lasting solution for long-standing persistent Afib patients. AtriCure’s cryoICE cryoSPHERE® and cryoXT® probes are cleared for temporary ablation of peripheral nerves to block pain, providing pain relief in cardiac, thoracic and amputation procedures. For more information, visit AtriCure.com or follow us on X @AtriCure.
Forward-Looking Statements
Except for historical information, certain statements in this press release, including financial guidance and outlook, are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our estimate of the market for our products; the rate and degree of market acceptance of our products; negative clinical data; competition from existing and new products and procedures, including the development of drugs or catheter-based technologies; our reliance on independent distributors to sell our products; inventory-related charges; the timing of and ability to obtain and maintain regulatory clearances and approvals for our products; impacts of rising healthcare costs; our ability to comply with extensive FDA regulations; the timing of and ability to obtain third party payor reimbursement of procedures utilizing our products; unfavorable publicity; the potential impact of any acquisitions, mergers, dispositions, joint ventures or investments we may make; disruptions to our manufacturing operations; the impact of tariffs or other restrictive trade measures; our failure to properly manage growth; disruptions of critical information systems or material breaches in the security of our systems; our ability to manage our intellectual property rights to provide meaningful protection; fluctuation of quarterly financial results; fluctuations in foreign currency exchange rates; reliance on third party manufacturers and suppliers; and litigation, administrative or other proceedings. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 19, 2026. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.
Use of Non-GAAP Financial Measures
To supplement AtriCure’s condensed consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, AtriCure provides certain non-GAAP financial measures in this release as supplemental financial metrics.
Revenue reported on a constant currency basis is a non-GAAP measure, calculated by applying previous period foreign currency exchange rates to each of the comparable periods. Management analyzes revenue on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on revenue, the Company believes that evaluating growth in revenue on a constant currency basis provides an additional and meaningful assessment of revenue for both management and investors.
Adjusted EBITDA is calculated as net income (loss) before other income/expense (including interest), income tax expense, depreciation and amortization expense, share-based compensation expense, and non-recurring charges that are not reflective of the operational results of the Company’s core business and may affect comparability of results period-over-period. Non-recurring charges include acquisition costs, acquired-in-process research and development (IPR&D) and related milestone payments arising from asset acquisitions, legal settlement costs, impairment of intangible assets and changes in fair value of contingent consideration liabilities.
Management believes in order to properly understand short-term and long-term financial trends, investors may wish to consider the impact of these excluded items in addition to GAAP measures. The excluded items vary in frequency and/or impact on our continuing results of operations and management believes that the excluded items are typically not reflective of our ongoing core business operations and financial condition. Further, management uses adjusted EBITDA for both strategic and annual operating planning. A reconciliation of adjusted EBITDA reported in this release to the most comparable GAAP measure for the respective periods appears in the table captioned “Reconciliation of Non-GAAP Adjusted Income (Adjusted EBITDA)” later in this release.
Adjusted income (loss) per share is a non-GAAP measure which calculates the net income (loss) per share before non-cash adjustments in fair value of contingent consideration liabilities, acquired IPR&D and related milestone payments arising from asset acquisitions, legal settlement costs, impairment of intangible assets and debt extinguishment. No reconciliation is reported in this release to the most comparable GAAP measure for the respective periods as the amounts are equivalent because there were no reconciling items between the GAAP and non-GAAP results for the periods.
The non-GAAP financial measures used by AtriCure may not be the same or calculated in the same manner as those used and calculated by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for AtriCure’s financial results prepared and reported in accordance with GAAP. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financials measures included in this press release, and not to rely on any single financial measure to evaluate our business.
CONTACTS:
Angie Wirick
AtriCure, Inc.
Chief Financial Officer
(513) 755-5334
awirick@atricure.com
Marissa Bych
Gilmartin Group
Investor Relations
(415) 937-5402
marissa@gilmartinir.com

ATRICURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
United States Revenue:
Open ablation	$39,080	$33,308
Minimally invasive ablation	6,386	8,480
Pain management	22,359	17,270
Appendage management	48,380	42,091
Total United States	116,205	101,149
International Revenue:
Open ablation	9,516	8,995
Minimally invasive ablation	1,913	2,013
Pain management	1,990	1,789
Appendage management	11,625	9,674
Total International	25,044	22,471
Total revenue	141,249	123,620
Cost of revenue	31,938	30,992
Gross profit	109,311	92,628
Operating expenses:
Research and development expenses	24,235	22,528
Selling, general and administrative expenses	84,550	76,054
Total operating expenses	108,785	98,582
Income (loss) from operations	526	(5,954)
Other expense, net	(132)	(554)
Income (loss) before income tax expense	394	(6,508)
Income tax expense	286	239
Net income (loss)	$108	$(6,747)
Basic net income (loss) per share	$0.00	$(0.14)
Diluted net income (loss) per share	$0.00	$(0.14)
Weighted average shares used in computing net income (loss) per share:
Basic	48,334	47,393
Diluted	49,046	47,393

ATRICURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)
(Unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$146,165	$167,428
Accounts receivable, net	71,312	66,653
Inventories	81,142	78,492
Prepaid and other current assets	15,074	9,944
Total current assets	313,693	322,517
Property and equipment, net	39,737	39,123
Operating lease right-of-use assets	6,448	6,868
Goodwill and intangible assets, net	280,423	282,807
Other noncurrent assets	3,687	2,864
Total Assets	$643,988	$654,179
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$70,061	$78,399
Other current liabilities	3,130	3,121
Total current liabilities	73,191	81,520
Long-term debt	61,000	61,865
Finance and operating lease liabilities	10,784	11,516
Other noncurrent liabilities	7,320	7,343
Total Liabilities	152,295	162,244
Stockholders' Equity:
Common stock	51	50
Additional paid-in capital	904,510	904,522
Accumulated other comprehensive income	227	566
Accumulated deficit	(413,095)	(413,203)
Total Stockholders' Equity	491,693	491,935
Total Liabilities and Stockholders' Equity	$643,988	$654,179

ATRICURE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
(In Thousands)
(Unaudited)
Reconciliation of Non-GAAP Adjusted Income (Adjusted EBITDA)

	Three Months Ended March 31,
	2026	2025
Net income (loss), as reported	$108	$(6,747)
Income tax expense	286	239
Other expense, net	132	554
Depreciation and amortization expense	5,273	5,084
Share-based compensation expense	11,273	9,630
Non-GAAP adjusted income (adjusted EBITDA)	$17,072	$8,760